SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)           February 13, 2004

InSight Health Services Holdings Corp.

(Exact name of registrant as specified in charter)

Delaware

333-75984

04-3570028

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

26250 Enterprise Court, Suite 100, Lake Forest, CA 92630
(Address of principal executive offices) (Zip Code)

(949) 282-6000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Item 7.    Financial Statements and Exhibits.

(c)	Exhibits.

	99.1	Press release dated February 13, 2004.

Item 9.    Regulation FD Disclosure.

On February 13, 2004, the registrant issued a press release, announcing that its wholly-owned subsidiary, InSight Health Corp., had entered into a stock purchase agreement with Cardinal Health, Inc. to acquire twenty-two (22) diagnostic imaging centers located in California, Arizona, Texas, Kansas, Pennsylvania and Virginia, a copy which is attached as Exhibit 99.1.

The foregoing information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 13, 2004	INSIGHT HEALTH SERVICES HOLDINGS CORP.

	By:	/s/ Brian G. Drazba
Brian G. Drazba
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document Description

99.1	Press release dated February 13, 2004.